     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997.
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         BOREALIS TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         88-0238203                                      888-0238203
 (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER2IDENTIFICATION NO.)

                             4070 SILVER SAGE DRIVE
                            CARSON CITY, NEVADA 89701
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1997 EMPLOYEE STOCK PURCHASE PLAN
                                 1996 STOCK PLAN
                            1996 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                  CURTIS FAITH
                         BOREALIS TECHNOLOGY CORPORATION
                             4070 SILVER SAGE DRIVE
                            CARSON CITY, NEVADA 89701
                                 (702) 888-3200
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                   Copies to:
                                  STEVE BOCHNER
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                    PROPOSED         PROPOSED
                                                                     MAXIMUM         MAXIMUM
              TITLE OF EACH CLASS                    AMOUNT         OFFERING        AGGREGATE       AMOUNT OF
                OF SECURITIES TO                     TO BE          PRICE PER        OFFERING      REGISTRATION
                 BE REGISTERED                     REGISTERED        SHARE(1)         PRICE            FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
   issuable pursuant to 1997 Employee
   Stock Purchase Plan                          200,000 shares        $ 4.25     $  850,000         $   258
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
   issuable pursuant to 1996 Stock Plan         432,117 shares        $ 4.25   $  1,836,497         $   557
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
   issuable pursuant to 1996 Director
   Option Plan                                   40,000 shares        $ 4.25     $  170,000         $    52
--------------------------------------------------------------------------------------------------------------------
  Totals                                        672,117 shares        $ 4.25     $2,856,497         $   867
====================================================================================================================

(1) Estimated in accordance with Rule 457(h)(1) and 457(c) solely for the purpose of computing the amount of registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq SmallCap Market on June 27, 1997.

                         BOREALIS TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Commission on March 31, 1997 and the Registrant's Quarterly Report on Form 10-QSB for the three months ended March 31, 1997.

         (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form SB-2 (File No. 333-4792-LA) initially filed by the Registrant with the Commission on May 2, 1996, as amended by Amendment No. 1 to such Registration Statement filed with the Commission on May 9, 1996, as amended by Amendment No. 2 to such Registration Statement filed with the Commission on June 3, 1996, as amended by Amendment No. 3 to such Registration Statement filed with the Commission on June 19, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as directors or officers. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

         At present, there is no pending litigation involving a director or officer of the Registrant in which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                  Exhibit
                  Number                                 Description
                  -------                                -----------
                     5.1       Opinion of Wilson Sonsini Goodrich & Rosati,
                               Professional Corporation with respect to the
                               securities being registered.
                    10.1*      1996 Stock Plan.
                    10.2*      1996 Director Option Plan.
                    10.3**     1997 Employee Stock Purchase Plan
                    23.1       Consent of Ernst & Young LLP, Independent Auditors
                    23.2       Consent of Counsel (contained in Exhibit 5.1).
                    24.1       Power of Attorney (see page II-4).

-----------------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form SB-2 (File No. 333-4792-LA) as declared effective by the Securities and Exchange Commission on June 20, 1996.
**Incorporated by reference to the Annex filed with the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 1997.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar, as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada, on this 30th day of June, 1997.

                              BOREALIS TECHNOLOGY CORPORATION

                              By: /s/ Peter Pitsker
                                 -----------------------------------------------
                                  Peter Pitsker
                                  Interim President and Chief Executive Officer, and Director


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Peter Pitsker and Elizabeth Gasper, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

         Signature                          Title

/s/ Peter Pitsker                           Interim President, Chief Executive Officer and Director
-----------------------------
    Peter Pitsker


/s/ Elizabeth Gasper                        Chief Financial Officer
-----------------------------
    Elizabeth Gasper


/s/ Curtis Faith                            Chairman of the Board
-----------------------------
    Curtis Faith

/s/ Ed Esber                                Director
-----------------------------
    Ed Esber


/s/ Patrick Grady                           Director
-----------------------------
    Patrick Grady


/s/ Shekar M. Swamy                         Director
-----------------------------
    Shekar M. Swamy

                                 EXHIBIT INDEX





Exhibit
Number                                 Description
-------                                -----------
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation with respect to the securities being registered.
  10.1*      1996 Stock Plan.
  10.2*      1996 Director Option Plan.
  10.3**     1997 Employee Stock Purchase Plan
  23.1       Consent of Ernst & Young LLP, Independent Auditors
  23.2       Consent of Counsel (contained in Exhibit 5.1).
  24.1       Power of Attorney (see page II-4).

-----------------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form SB-2 (File No. 333-4792-LA) as declared effective by the Securities and Exchange Commission on June 20, 1996.
**Incorporated by reference to the Annex filed with the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 1997.